 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 31, 2006

  TACTICAL AIR DEFENSE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-79405	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 Airport Drive
Denison, Texas 75020
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (903) 786-5300

(Former address, if changed since last report)

With Copies To:
Richard Friedman Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of Americas
New York, New York 10018
Tel:(212) 930-9700 Fax:(212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed to include a letter received from Charles J. Searock Jr. which is attached hereto as Exhibit 17.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2006, Charles J. Searock, Jr. resigned as President of Tactical Air Defense Services, Inc. (the “Company”). In connection with his resignation, Mr. Searock submitted a letter to the Company in which he alleged that the Company has not fulfilled certain payment obligations to him.

The Company does not have the funds to fulfill its payment obligations to Mr. Searock and has been notified of an action forthcoming demanding payment. Additionally, the Company does not have the funds to fulfill certain payment obligations, including, but not limited to, obligations to Mark Daniels, Victor Miller, John Farley, Fred Daniels and its employees at this time.

On February 15, 2007, the Company provided Mr. Searock with a copy of this Form 8-K and requested that he provides the Company with a letter stating whether he agrees with the statements made herein and if not, to stating in what respects he disagrees. Mr. Searock’s response is filed hereto as Exhibit 17.2.

On January 8, 2007, Fred Daniels was appointed to serve as a Director of the Company. Mr. Daniels is 66 years of age. Mr. Daniels has been involved in aviation over 40 years, having been employed by General Dynamics from 1960 through 1972. At General Dynamics, Mr. Daniels was involved with projects such as the F-111 and F-16 program. Over the last 5 years, Mr. Daniels has also acted as a consultant in connection with the acquisition of aircrafts, and served as a consultant to AeroGroup Incorporated from 2002 through 2007. Mr. Daniels is the father of our company President, Mark Daniels.

Also, on January 8, 2007, Victor Miller was appointed to serve as a Director of the Company. Mr. Miller is 42 years of age and has over 21 years of aviation management experience. As a civilian pilot, Victor has logged many flight hours in various military high performance jet fighters. Mr. Miller served as maintenance director of Million Air, a nationally known fixed base operation, from 1987 through 1996. Mr. Miller also served as President of his own aviation company, Victor Aviation Inc, from 1996 through 2002. From 2002 through 2007 Mr. Miller served as a Director at AeroGroup Incorporated where Mr. Miller assisted with forming a viable company to fulfill the business case of outsourcing commercial companies to support the U.S. Military.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
17.1	Resignation Letter dated December 31, 2006 (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 15, 2007)

17.2	Letter from Charles J. Searock, Jr. dated February 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tactical Air Defense Services, Inc.

February 16, 2007	By:	/s/ Mark Daniels
Mark Daniels
Chief Executive Officer